PROMISSORY NOTE


$379,937.75                                      November 1, 1996


     FOR VALUE RECEIVED, HADRON, INC. ("Maker"), hereby promises to pay to the order of BRACEWELL & PATTERSON, L.L.P. ("Payee"), at 2000 K Street, N.W., Suite 500, Washington, D.C. 20006, or at such other place as may be designated by Payee, the principal sum of THREE HUNDRED SEVENTY-NINE THOUSAND NINE HUNDRED THIRTY-SEVEN AND 75/100 DOLLARS ($379,937.75).

     1. The principal of this Note is payable in (a) 38 monthly installments of SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($7,500.00) each, the first such installment being due and payable on November 1, 1996, and a like installment being due and payable on the first day of each and every calendar month thereafter until and including December 1, 1999, plus (b) three additional payments of THIRTY-ONE THOUSAND SIX HUNDRED FORTY-FIVE AND 91/100 DOLLARS ($31,645.92) each, one such payment due on or before December 1, 1997, the second such payment to be due on or before December 1, 1998 and the third such payment due on or before December 1, 1999, on which date, if not sooner paid, the outstanding principal balance of this Note shall be due and payable in full. No interest shall be due and payable on the principal balance of this Note.

     2    Maker may at any time prepay this Note, in full or in
part, without penalty. Any and all partial prepayments shall be applied to principal installments due hereunder in the inverse order of their maturity.

     3    The indebtedness evidenced hereby is secured by shares of
the capital stock of SyCom Services, Inc. ("SyCom") pledged by Maker to Payee pursuant to that certain Pledge Agreement of even date herewith, by and between Maker and Payee ("Pledge Agreement").

     4. Any notice or other communication to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by certified mail, postage prepaid, if to Maker, at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, and if to Payee, addressed to it at the address first set forth above, unless in each case Maker or Payee has notified the other in writing of a different address.

     5    It is expressly agreed that time is of the essence of
this Note, and if default shall be made in the payment of principal hereunder, as the same shall become due and payable, or if Maker fails to observe or perform any other covenant or condition to be observed or performed by Maker under this Note or the Pledge Agreement and such default or failure continues for more than ten

(10) days after delivery of written notice to Maker from Payee ( an "Event of Default"), then in such event, Payee may, at its option, declare the entire principal of this Note immediately due and payable whereupon this Note shall become due and payable in full. In the event this Note is not paid as herein provided, Payee may also exercise its rights under the Pledge Agreement.

     6. This Note shall be governed by and construed in accordance with the laws of the District of Columbia (but not including the choice of law rules thereof). Maker hereby irrevocably submits to the jurisdiction and venue of the courts sitting in the District of Columbia with respect to any action or proceeding to interpret or enforce this Note.

     7. Neither this Note nor the Pledge Agreement may be sold, transferred, assigned or otherwise disposed of without the prior written consent of the Maker, except upon the occurrence of an Event of Default, after which occurrence both the Note and the Pledge Agreement may be sold, transferred, assigned or otherwise disposed of without the prior written consent of Maker.


     IN WITNESS WHEREOF, Maker, acting by and through its duly authorized officers, has executed this Note as of the day, month and year first above written.


                                   HADRON, INC.
ATTEST:

/S/ S. AMBER GORDON           By: /S/ C.W. GILLULY
Name: S. Amber Gordon              Name: C.W. Gilluly
Title: Secretary                   Title: Chief Executive Officer

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